As filed with the Securities and Exchange Commission on February 1, 2017.

Registration No. 333-206235

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 13

to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Mauser Group N.V.

(Exact Name of Registrant as Specified in its Charter)

The Netherlands	3412	Not Applicable
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Souvereinstraat 1

4903 RH Oosterhout

The Netherlands

+31205043800

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Hans-Peter Schaefer

498 E Mac Ewen

Osprey, FL 34229

(941) 966-5294

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With copies to:

Steven J. Slutzky, Esq. Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000	Marc D. Jaffe, Esq. Wesley C. Holmes, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022 (212) 906-1200

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price Per Share (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (3)
Ordinary Shares, Nominal Value €0.04 per share	14,513,000	$22.00	$319,286,000	$37,035

(1)	Includes shares that may be sold upon exercise of the underwriters’ option to purchase additional shares.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 13 to the Registration Statement on Form F-1 (Registration No. 333-206235) is being filed solely for the purpose of filing Exhibit 5.1. Accordingly, this Amendment No. 13 consists only of the facing page, this explanatory note and Part II to the Registration Statement.

No changes are being made to Part I of the Registration Statement by this filing, and therefore it has been omitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Mauser Group N.V. is a public limited liability company organized under the laws of The Netherlands.

Pursuant to Dutch law, our directors and officers may be liable to us for improper or negligent performance of their duties or for infringement of our articles of association or of certain provisions of the Dutch Civil Code. They may also be liable to third parties for infringement of certain provisions of the Dutch Civil Code. In certain circumstances they may also incur additional specific civil and criminal liabilities.

The provisions of Dutch law governing the liability of directors and officers are mandatory in nature. Although Dutch law does not provide for any provisions with respect to the indemnification of directors and officers, the concept of indemnification of directors and officers of a company for liabilities arising from actions undertaken because of their position in the company is, in principle, accepted in the Netherlands.

Our articles of association provide that we will indemnify each of our former and present directors and officers against all losses incurred by such person in connection with any action, suit or proceeding against such person in his capacity as a current or former directors of officer of the Company. The indemnification is not be available to a person who has been found guilty of gross negligence or willful misconduct in the performance of his duty to the Company by a Dutch Court, unless the court before whom a claim for indemnification is pending determines that such person is entitled to indemnification based on all the relevant circumstances of the case. The indemnification is also not available to the extent any related costs and losses have been insured and reimbursed to such person under any applicable insurance policy.

Indemnification Agreements

Prior to the completion of this offering, we will enter into indemnification agreements with our directors and executive officers. The indemnification agreements will provide the directors and executive officers with contractual rights to the indemnification and expense advancement rights provided under our articles of association, as well as contractual rights to additional indemnification.

Directors’ and Officers’ Liability Insurance

We have obtained directors’ and officers’ liability insurance which insures against certain liabilities that our directors and officers and our subsidiaries, may, in such capacities, incur. In connection with the offering, we intend to acquire new directors’ and officers’ liability insurance that will have substantially similar terms to our existing insurance.

Underwriting Agreement

The underwriting agreement filed as Exhibit 1.1 to this registration statement will provide for indemnification by the underwriters of us and our officers and directors for certain liabilities arising under the Securities Act or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

On April 29, 2014, we issued 1 ordinary share of Mauser Group B.V. to CD&R Millennium HoldCo 2 B.V. for €1.

This transaction did not involve any underwriters’ underwriting discounts or commissions, or any public offering. We believe that this issuance was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions, Regulation D under the Securities Act, Rule 701 under the Securities Act and pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The following exhibits are included as exhibits to this Registration Statement.

Exhibit List

Exhibit Number	Exhibit Description

1.1**	Form of Underwriting Agreement

2.1**	Sale and Purchase Agreement related to Mauser Holding GmbH, dated as of May 10, 2014, among DICPE (Mauser) L.P., SMA Beteiligungs-GmbH, Bjoern Kreiter, Elliot Pearlman, Francisco de Miguel, Mauser 1 Beteiligungsgesellschaft Buergerlichen Rechts, Mauser 2 Beteiligungsgesellschaft Buergerlichen Rechts, Mauser 3 Beteiligungsgesellschaft Buergerlichen Rechts, Mauser Industrieverpackungen GmbH, Dubai International Capital LLC, Kairos Vier Vermoegensverwaltungs-GmBH and CD&R Millennium US Acquico LLC

2.2**	First Amendment to Sale and Purchase Agreement related to Mauser Holding GmbH, dated as of June 4, 2014, among DICPE (Mauser) L.P., Dubai International Capital LLC, DIC Warehouse (Cayman) Limited, SMA Beteiligungs-GmbH, Bjoern Kreiter, Elliot Pearlman, Francisco de Miguel, Mauser Industrieverpackungen GmbH, Mauser 1 Beteiligungsgesellschaft Buergerlichen Rechts, Mauser 2 Beteiligungsgesellschaft Buergerlichen Rechts, Mauser 3 Beteiligungsgesellschaft Buergerlichen Rechts, Kairos Vier Vermoegensverwaltungs-GmBH and CD&R Millennium US Acquico LLC

3.1**	Amended and Restated Articles of Association

4.2**	Form of Stockholders’ Agreement between Mauser Group B.V. and CD&R Millennium (Cayman) Partner L.P.

5.1	Opinion of Stibbe N.V.

10.1**	First Lien Credit Agreement, dated as of July 31, 2014, among CD&R Millennium Holdco 6 S.à r.l., the subsidiary borrowers party thereto, Credit Suisse AG, as administrative agent and collateral agent, Credit Suisse Securities (USA) LLC, Barclays Bank PLC, BNP Paribas Fortis SA/NV, ING Capital LLC, Natixis, New York Branch and Nomura Securities International, Inc., as joint lead arrangers and joint bookrunners and the lenders from time to time party thereto

10.2**	First Amendment to First Lien Credit Agreement, dated as of June 24, 2015, among Mauser Holding S.à r.l., (f/k/a CD&R Millennium Holdco 6 S.à r.l.), Mauser US Corporate LLC (f/k/a CD&R Millennium US AcquiCo LLC), Mauser Corporate GmbH, Mauser Holding Netherlands B.V., the guarantors party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent and lender, and the lenders from time to time party thereto

Exhibit Number	Exhibit Description

10.3**	First Lien Guarantee and Collateral Agreement, dated as of July 31, 2014, among CD&R Millennium Holdco 7 B.V., CD&R Millennium US Holdco LLC, CD&R Millennium US AcquiCo LLC and the subsidiary guarantors party thereto, in favor of Credit Suisse AG, as collateral agent and administrative agent

10.4**	First Amendment to First Lien Guarantee and Collateral Agreement, dated as of March 12, 2015, among Mauser US Corporate LLC (f/k/a CD&R Millennium US AcquiCo LLC) and the subsidiary guarantors party thereto in favor of Credit Suisse AG, as collateral agent

10.5**	First Lien Guarantee Agreement, dated as of July 31, 2014, made by CD&R Millennium Holdco 5 S.à r.l. in favor of Credit Suisse AG, as collateral agent and administrative agent

10.6**	Second Lien Credit Agreement, dated as of July 31, 2014, among CD&R Millennium Holdco 6 S.à r.l., the subsidiary borrowers party thereto, Credit Suisse AG, as administrative agent and collateral agent, Credit Suisse Securities (USA) LLC, Barclays Bank PLC, BNP Paribas Fortis SA/NV, ING Capital LLC, Natixis, New York Branch and Nomura Securities International, Inc., as joint lead arrangers and joint bookrunners and the lenders from time to time party thereto

10.7**	First Amendment to Second Lien Credit Agreement, dated as of June 24, 2015, among Mauser Holding S.à r.l., (f/k/a CD&R Millennium Holdco 6 S.à r.l.), Mauser US Corporate LLC (f/k/a CD&R Millennium US AcquiCo LLC), the guarantors party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent and lender, and the lenders from time to time party thereto

10.8**	Second Lien Guarantee and Collateral Agreement, dated as of July 31, 2014, among CD&R Millennium Holdco 7 B.V., CD&R Millennium US Holdco LLC, CD&R Millennium US AcquiCo LLC and the subsidiary guarantors party thereto, in favor of Credit Suisse AG, as collateral agent and administrative agent

10.9**	First Amendment to Second Lien Guarantee and Collateral Agreement, dated as of March 12, 2015, among Mauser US Corporate LLC (f/k/a CD&R Millennium US AcquiCo LLC) and the subsidiary guarantors party thereto in favor of Credit Suisse AG, as collateral agent

10.10**	Second Lien Guarantee Agreement, dated as of July 31, 2014, made by CD&R Millennium Holdco 5 S.à r.l. in favor of Credit Suisse AG, as collateral agent and administrative agent

10.11**	Intercreditor Agreement, dated as of July 31, 2014, by and among Credit Suisse AG, as original first lien agent, Credit Suisse AG, as original second lien agent, and the other persons from time to time party thereto

10.12**	Subscription Agreement Relating to Preferred Equity Certificates, dated as of July 31, 2014, between CD&R Millennium (Cayman) Partners, L.P. and CD&R Millennium Holdco 1 S.à r.l.

10.13**	Consulting Agreement, dated as of July 28, 2014, among CD&R Millennium US AcquiCo LLC, Kairos Vier Vermögensverwaltungs-GmbH and Clayton, Dubilier & Rice LLC

10.14**	Form of Indemnification Agreement

10.15**	Receivables Purchase Agreement, dated as of October 23, 2015, ING Luxembourg S.A. as purchaser, transaction administrator and beneficiary, Mauser-Werke GmbH, NCG Buchtenkirchen GmbH, Mauser Benelux B.V., Mauser UK Limited, Mauser France S.A.S., Mauser Italia S.p.A., Mauser Canada Ltd., Mauser USA Finance LLC and National Container Group Finance LLC as originators, Mauser-Werke GmbH as master servicer and Mauser Holding S.à r.l. as performance guarantor

10.16**	Servicing Agreement, dated as of October 23, 2015, among ING Luxembourg S.A., Mauser USA LLC, National Container Group LLC, Mauser-Werke GmbH, NCG Buchtenkirchen GmbH, Mauser Benelux B.V., Mauser UK Limited, Mauser France S.A.S., Mauser Italia S.p.A., Mauser Canada Ltd., Mauser USA Finance LLC and National Container Group Finance LLC

Exhibit Number	Exhibit Description

10.17**	Performance Guarantee Letter, dated as of October 23, 2015, between ING Luxembourg S.A. and Mauser Holding S.à r.l.

10.18**	Second Amendment to First Lien Credit Agreement, dated as of March 31, 2016, among Mauser Holding S.à r.l. (f/k/a CD&R Millennium Holdco 6 S.à r.l.), Mauser US Corporate LLC (f/k/a CD&R Millennium US AcquiCo LLC), Mauser Corporate GmbH, Mauser Holding Netherlands B.V., the guarantors party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the lenders from time to time party thereto

10.19**	Third Amendment to First Lien Credit Agreement, dated as of October 5, 2016, among Mauser Holding S.à r.l. (f/k/a CD&R Millennium Holdco 6 S.à r.l.), Mauser US Corporate LLC (f/k/a CD&R Millennium US AcquiCo LLC), Mauser Corporate GmbH, Mauser Holding Netherlands B.V., the guarantors party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the lenders from time to time party thereto

10.20**	Declaration of Indemnification, dated as of August 7, 2015

10.21**	Indemnification Agreement, dated as of July 31, 2014, among CD&R Millennium Holdco 1 S.à r.l., CD&R Millennium US AcquiCo LLC, Kairos Vier Bermoegensverwaltungs-GmbH, Clayton, Dubilier & Rice Fund IX, L.P., CD&R Advisor Fund, L.P., Clayton, Dubilier & Rice Fund IX-A, L.P. and Clayton, Dubilier & Rice, LLC

10.22**	Form of Consulting Agreement Termination Agreement

10.23**	Employee Share Purchase Plan

10.24**	Mauser Group N.V. Share Incentive Plan

10.25**	Service Agreement, effective as of May 1, 2016, between Mauser Group B.V. and Hans-Peter Schaefer

10.26**	Mauser Bonus Program 2015 for Hans-Peter Schaefer, between National Container Group, LLC and Hans-Peter Schaefer

10.27**	Mauser Bonus Program 2016 for Hans-Peter Schaefer, between Mauser Corporate GmbH and Hans-Peter Schaefer

10.28**	Mauser Bonus Program 2016 for Hans-Peter Schaefer, between National Container Group, LLC and Hans-Peter Schaefer

10.29**	Mauser Bonus Program 2016 for Hans-Peter Schaefer, between Mauser Group B.V. and Hans-Peter Schaefer

10.30**	Service Agreement, effective as of May 1, 2016, between Mauser Group B.V. and Bjoern Kreiter

10.31**	Mauser Bonus Program 2015 for Bjoern Kreiter between Mauser Corporate GmbH and Bjoern Kreiter

10.32**	Mauser Bonus Program 2016 for Bjoern Kreiter between Mauser Corporate GmbH and Bjoern Kreiter

10.33**	Mauser Bonus Program 2016 for Bjoern Kreiter between Mauser Group B.V. and Bjoern Kreiter

10.34**	Consultancy Agreement, dated as of May 15, 2016, between Stephen Lucas and Mauser Group B.V.

10.35**	Consultancy Agreement, dated as of March 7, 2016, between Antonio Trius and Mauser Group B.V.

21.1**	List of Subsidiaries

23.1	Consent of Stibbe N.V. (included in Exhibit 5.1)

Exhibit Number	Exhibit Description

23.2**	Consent of PricewaterhouseCoopers Aktiengesellschaft Wirtschaftsprüfungsgesellschaft, Independent Registered Public Accounting Firm

24.1**	Power of Attorney (contained in signature pages to this registration statement)

99.1**	Consent of Director Nominees

99.3**	Registrant’s Representation under Item 8.A.4 of Form 20-F

*	To be filed by amendment.
**	Previously filed.

(b) Financial statement schedules.

All schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bruehl, Germany on February 1, 2017.

Mauser Group N.V.

By:	/s/ Bjoern Kreiter
Name: Bjoern Kreiter
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

* Hans-Peter Schaefer	Director and Chief Executive Officer (Principal Executive Officer)	February 1, 2017

/s/ Bjoern Kreiter Bjoern Kreiter	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 1, 2017

* Vindi Banga	Chairman of the Board; Director	February 1, 2017

* David Novak	Director	February 1, 2017

* Sonja Terraneo	Director	February 1, 2017

* Antonio Trius	Director	February 1, 2017

* Stephen Lucas	Director	February 1, 2017

* Hans-Peter Schaefer	Authorized Representative in the United States	February 1, 2017

*By:	/s/ Bjoern Kreiter
Bjoern Kreiter as
Attorney-in-Fact

EXHIBIT INDEX

Exhibit List

Exhibit Number	Exhibit Description

1.1**	Form of Underwriting Agreement

2.1**	Sale and Purchase Agreement related to Mauser Holding GmbH, dated as of May 10, 2014, among DICPE (Mauser) L.P., SMA Beteiligungs-GmbH, Bjoern Kreiter, Elliot Pearlman, Francisco de Miguel, Mauser 1 Beteiligungsgesellschaft Buergerlichen Rechts, Mauser 2 Beteiligungsgesellschaft Buergerlichen Rechts, Mauser 3 Beteiligungsgesellschaft Buergerlichen Rechts, Mauser Industrieverpackungen GmbH, Dubai International Capital LLC, Kairos Vier Vermoegensverwaltungs-GmBH and CD&R Millennium US Acquico LLC

2.2**	First Amendment to Sale and Purchase Agreement related to Mauser Holding GmbH, dated as of June 4, 2014, among DICPE (Mauser) L.P., Dubai International Capital LLC, DIC Warehouse (Cayman) Limited, SMA Beteiligungs-GmbH, Bjoern Kreiter, Elliot Pearlman, Francisco de Miguel, Mauser Industrieverpackungen GmbH, Mauser 1 Beteiligungsgesellschaft Buergerlichen Rechts, Mauser 2 Beteiligungsgesellschaft Buergerlichen Rechts, Mauser 3 Beteiligungsgesellschaft Buergerlichen Rechts, Kairos Vier Vermoegensverwaltungs-GmBH and CD&R Millennium US Acquico LLC

3.1**	Amended and Restated Articles of Association

4.2**	Form of Stockholders’ Agreement between Mauser Group B.V. and CD&R Millennium (Cayman) Partner L.P.

5.1	Opinion of Stibbe N.V.

10.1**	First Lien Credit Agreement, dated as of July 31, 2014, among CD&R Millennium Holdco 6 S.à r.l., the subsidiary borrowers party thereto, Credit Suisse AG, as administrative agent and collateral agent, Credit Suisse Securities (USA) LLC, Barclays Bank PLC, BNP Paribas Fortis SA/NV, ING Capital LLC, Natixis, New York Branch and Nomura Securities International, Inc., as joint lead arrangers and joint bookrunners and the lenders from time to time party thereto

10.2**	First Amendment to First Lien Credit Agreement, dated as of June 24, 2015, among Mauser Holding S.à r.l., (f/k/a CD&R Millennium Holdco 6 S.à r.l.), Mauser US Corporate LLC (f/k/a CD&R Millennium US AcquiCo LLC), Mauser Corporate GmbH, Mauser Holding Netherlands B.V., the guarantors party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent and lender, and the lenders from time to time party thereto

10.3**	First Lien Guarantee and Collateral Agreement, dated as of July 31, 2014, among CD&R Millennium Holdco 7 B.V., CD&R Millennium US Holdco LLC, CD&R Millennium US AcquiCo LLC and the subsidiary guarantors party thereto, in favor of Credit Suisse AG, as collateral agent and administrative agent

10.4**	First Amendment to First Lien Guarantee and Collateral Agreement, dated as of March 12, 2015, among Mauser US Corporate LLC (f/k/a CD&R Millennium US AcquiCo LLC) and the subsidiary guarantors party thereto in favor of Credit Suisse AG, as collateral agent

10.5**	First Lien Guarantee Agreement, dated as of July 31, 2014, made by CD&R Millennium Holdco 5 S.à r.l. in favor of Credit Suisse AG, as collateral agent and administrative agent

10.6**	Second Lien Credit Agreement, dated as of July 31, 2014, among CD&R Millennium Holdco 6 S.à r.l., the subsidiary borrowers party thereto, Credit Suisse AG, as administrative agent and collateral agent, Credit Suisse Securities (USA) LLC, Barclays Bank PLC, BNP Paribas Fortis SA/NV, ING Capital LLC, Natixis, New York Branch and Nomura Securities International, Inc., as joint lead arrangers and joint bookrunners and the lenders from time to time party thereto

Exhibit Number	Exhibit Description

10.7**	First Amendment to Second Lien Credit Agreement, dated as of June 24, 2015, among Mauser Holding S.à r.l., (f/k/a CD&R Millennium Holdco 6 S.à r.l.), Mauser US Corporate LLC (f/k/a CD&R Millennium US AcquiCo LLC), the guarantors party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent and lender, and the lenders from time to time party thereto

10.8**	Second Lien Guarantee and Collateral Agreement, dated as of July 31, 2014, among CD&R Millennium Holdco 7 B.V., CD&R Millennium US Holdco LLC, CD&R Millennium US AcquiCo LLC and the subsidiary guarantors party thereto, in favor of Credit Suisse AG, as collateral agent and administrative agent

10.9**	First Amendment to Second Lien Guarantee and Collateral Agreement, dated as of March 12, 2015, among Mauser US Corporate LLC (f/k/a CD&R Millennium US AcquiCo LLC) and the subsidiary guarantors party thereto in favor of Credit Suisse AG, as collateral agent

10.10**	Second Lien Guarantee Agreement, dated as of July 31, 2014, made by CD&R Millennium Holdco 5 S.à r.l. in favor of Credit Suisse AG, as collateral agent and administrative agent

10.11**	Intercreditor Agreement, dated as of July 31, 2014, by and among Credit Suisse AG, as original first lien agent, Credit Suisse AG, as original second lien agent, and the other persons from time to time party thereto

10.12**	Subscription Agreement Relating to Preferred Equity Certificates, dated as of July 31, 2014, between CD&R Millennium (Cayman) Partners, L.P. and CD&R Millennium Holdco 1 S.à r.l.

10.13**	Consulting Agreement, dated as of July 28, 2014, among CD&R Millennium US AcquiCo LLC, Kairos Vier Vermögensverwaltungs-GmbH and Clayton, Dubilier & Rice LLC

10.14**	Form of Indemnification Agreement

10.15**	Receivables Purchase Agreement, dated as of October 23, 2015, ING Luxembourg S.A. as purchaser, transaction administrator and beneficiary, Mauser-Werke GmbH, NCG Buchtenkirchen GmbH, Mauser Benelux B.V., Mauser UK Limited, Mauser France S.A.S., Mauser Italia S.p.A., Mauser Canada Ltd., Mauser USA Finance LLC and National Container Group Finance LLC as originators, Mauser-Werke GmbH as master servicer and Mauser Holding S.à r.l. as performance guarantor

10.16**	Servicing Agreement, dated as of October 23, 2015, among ING Luxembourg S.A., Mauser USA LLC, National Container Group LLC, Mauser-Werke GmbH, NCG Buchtenkirchen GmbH, Mauser Benelux B.V., Mauser UK Limited, Mauser France S.A.S., Mauser Italia S.p.A., Mauser Canada Ltd., Mauser USA Finance LLC and National Container Group Finance LLC

10.17**	Performance Guarantee Letter, dated as of October 23, 2015, between ING Luxembourg S.A. and Mauser Holding S.à r.l.

10.18**	Second Amendment to First Lien Credit Agreement, dated as of March 31, 2016, among Mauser Holding S.à r.l. (f/k/a CD&R Millennium Holdco 6 S.à r.l.), Mauser US Corporate LLC (f/k/a CD&R Millennium US AcquiCo LLC), Mauser Corporate GmbH, Mauser Holding Netherlands B.V., the guarantors party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the lenders from time to time party thereto

10.19**	Third Amendment to First Lien Credit Agreement, dated as of October 5, 2016, among Mauser Holding S.à r.l. (f/k/a CD&R Millennium Holdco 6 S.à r.l.), Mauser US Corporate LLC (f/k/a CD&R Millennium US AcquiCo LLC), Mauser Corporate GmbH, Mauser Holding Netherlands B.V., the guarantors party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the lenders from time to time party thereto

10.20**	Declaration of Indemnification, dated as of August 7, 2015

Exhibit Number	Exhibit Description

10.21**	Indemnification Agreement, dated as of July 31, 2014, among CD&R Millennium Holdco 1 S.à r.l., CD&R Millennium US AcquiCo LLC, Kairos Vier Bermoegensverwaltungs-GmbH, Clayton, Dubilier & Rice Fund IX, L.P., CD&R Advisor Fund, L.P., Clayton, Dubilier & Rice Fund IX-A, L.P. and Clayton, Dubilier & Rice, LLC

10.22**	Form of Consulting Agreement Termination Agreement

10.23**	Employee Share Purchase Plan

10.24**	Mauser Group N.V. Share Incentive Plan

10.25**	Service Agreement, effective as of May 1, 2016, between Mauser Group B.V. and Hans-Peter Schaefer

10.26**	Mauser Bonus Program 2015 for Hans-Peter Schaefer, between National Container Group, LLC and Hans-Peter Schaefer

10.27**	Mauser Bonus Program 2016 for Hans-Peter Schaefer, between Mauser Corporate GmbH and Hans-Peter Schaefer

10.28**	Mauser Bonus Program 2016 for Hans-Peter Schaefer, between National Container Group, LLC and Hans-Peter Schaefer

10.29**	Mauser Bonus Program 2016 for Hans-Peter Schaefer, between Mauser Group B.V. and Hans-Peter Schaefer

10.30**	Service Agreement, effective as of May 1, 2016, between Mauser Group B.V. and Bjoern Kreiter

10.31**	Mauser Bonus Program 2015 for Bjoern Kreiter between Mauser Corporate GmbH and Bjoern Kreiter

10.32**	Mauser Bonus Program 2016 for Bjoern Kreiter between Mauser Corporate GmbH and Bjoern Kreiter

10.33**	Mauser Bonus Program 2016 for Bjoern Kreiter between Mauser Group B.V. and Bjoern Kreiter

10.34**	Consultancy Agreement, dated as of May 15, 2016, between Stephen Lucas and Mauser Group B.V.

10.35**	Consultancy Agreement, dated as of March 7, 2016, between Antonio Trius and Mauser Group B.V.

21.1**	List of Subsidiaries

23.1	Consent of Stibbe N.V. (included in Exhibit 5.1)

23.2**	Consent of PricewaterhouseCoopers Aktiengesellschaft Wirtschaftsprüfungsgesellschaft, Independent Registered Public Accounting Firm

24.1**	Power of Attorney (contained in signature pages to this registration statement)

99.1**	Consent of Director Nominees

99.3**	Registrant’s Representation under Item 8.A.4 of Form 20-F

*	To be filed by amendment.
**	Previously filed.